                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ALPHA INDUSTRIES, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                      [LETTER HEAD OF ALPHA APPEARS HERE]


                            ALPHA INDUSTRIES, INC.


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
            ALPHA INDUSTRIES, INC. TO BE HELD ON SEPTEMBER 14, 1998


The Annual Meeting of Stockholders of ALPHA INDUSTRIES, INC. (the "Company") will be held on Monday, September 14, 1998, at 2:00 p.m. at the Wyndham Garden Hotel, 30 Wheeler Road, Burlington, Massachusetts for the following purposes:


1. To elect two Class 3 directors, each to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2. To consider and act upon a proposal to amend the Alpha Industries, Inc. 1996 Long-Term Incentive Plan; and

3. To consider and act upon any other matters which may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed July 16, 1998, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.


You are cordially invited to attend the Meeting.


                                   By Order of the Board of Directors



                                   JAMES C. NEMIAH, Secretary



Boston, Massachusetts
July 30, 1998



                            YOUR VOTE IS IMPORTANT


YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED.

                            ALPHA INDUSTRIES, INC.
                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 14, 1998

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alpha Industries, Inc., a Delaware corporation with its executive offices at 20 Sylvan Road, Woburn, Massachusetts 01801 (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, September 14, 1998, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about July 30, 1998. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them. In addition, the Company intends to retain a proxy solicitor at a cost to the Company of approximately $20,000.

Only holders of Common Stock of the Company of record on its books at the close of business on July 16, 1998 will be entitled to receive notice of, and to vote at, the Meeting. As of such date, there were issued and outstanding
10,506,910 shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock and may vote such shares either in person or by proxy.

The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of each of the nominees as a director and for the proposal to amend the Alpha Industries, Inc. 1996 Long-Term Incentive Plan (the "1996 Plan"). If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending in person and voting at the Meeting.


                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation and Amended and Restated By-Laws, provide for the division of the Board of Directors into three classes, each having a three-year term of office. The term of one class expires each year. The terms of two directors, Mr. George S. Kariotis and Mr. Timothy R. Furey, expire at the Meeting. Mr. Kariotis and Mr. Furey have been renominated as Class 3 directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

There have been several changes to the composition of the Board of Directors since the 1997 Annual Meeting of Stockholders. In December 1998, Mr. Charles A. Zraket, a Class 3 Director since 1995, passed away. Mr. Timothy R. Furey was elected to the Board of Directors in January 1998 to replace Mr. Zraket. In addition to the loss of Mr. Zraket and the addition of Mr. Furey, Mr. Martin J. Reid, former President and Chief Executive Officer of the Company, resigned as a Class 1 member of the Board of Directors in January 1998.

It is the intention of the persons named as proxies to vote for the election of each of the two nominees as a Class 3 director. In the unanticipated event that a nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitute, if any, as the present Board of Directors may designate or to reduce the number of directors. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

The following table sets forth certain information with respect to the nominees, including the year in which each nominee's term would expire, if elected, and with respect to each of the two classes of directors whose terms will continue after the Meeting. The nominees for Class 3 directors are indicated by asterisks.

                                                  PRINCIPAL OCCUPATION,                                   YEAR TERM
                                                   BUSINESS EXPERIENCE                      DIRECTOR       EXPIRES
NAME                      AGE                    AND OTHER DIRECTORSHIPS                      SINCE       AND CLASS
----                      ---                    -----------------------                    --------      ---------
*George S. Kariotis (1)    75    Chairman of the Board and Director of the Company.         1962           2001
                                                                                                           Class 3

*Timothy R. Furey (2)      40    Chairman  and Chief Executive Officer of Oxford            1998           2001
                                 Associates, a professional service firm specializing in                   Class 3
                                 sales and marketing performance measurement and
                                 improvement.

Thomas C. Leonard (3)      63    President and Chief Executive Officer of the Company.      1996           2000
                                                                                                           Class 2

Arthur Pappas              62    Founder of Datel Systems, Inc., a manufacturer of data     1988           2000
                                 conversion products, Power General Corporation, a                         Class 2
                                 manufacturer of switching power supplies, and
                                 Metra-Byte Corporation, a manufacturer of measurement
                                 and control products for personal computers, and
                                 President and Chairman of Astrodyne Corp., a
                                 manufacturer of power supplies.

Raymond Shamie (4)         77    Former President, Shamie Management Corporation, an        1985           2000
                                 investment management and consulting company.                             Class 2

Sidney Topol (5)           73    Director of Wandel and Golterman Technologies, Inc., a     1992           1999
                                 manufacturer of test instruments, and Public                              Class 1
                                 Broadcasting System, and President of The Topol Group,
                                 Inc., a consulting and investment company.

(1) Mr. Kariotis was Chairman of the Board and Chief Executive Officer of the Company from 1962 when the Company was founded until 1978. From 1979 to 1983, Mr. Kariotis was the Secretary of Manpower Development and Economic Affairs for the Commonwealth of Massachusetts. He was re-elected Chairman of the Board in 1983 and Chief Executive Officer in 1985. Mr. Kariotis resigned as Chief Executive Officer in July 1986 while he campaigned for public office. He was re-elected Chief Executive Officer in November 1986 and served in that capacity until May 1991.

(2) Mr. Furey founded Oxford Associates in 1991 and has been its Chairman and Chief Executive Officer since then. Prior to 1991, Mr. Furey worked as a consultant with Boston Consulting Group, Inc., Strategic Planning Associates, Inc., Kaiser Associates and the Marketing Science Institute.

(3) Mr. Leonard was elected President and Chief Executive Officer of the Company in July 1996 and was elected a Director in August 1996. Mr. Leonard joined the Company in 1992 as General Manager of its

Components and Subsystems Division. In 1994, he became the General Manager of Operations for the Alpha Microwave Division and was elected a Vice President. Mr. Leonard has over 30 years experience in the microwave industry, having held a variety of executive and senior level management and marketing positions at M/A-COM, Inc., Varian Associates, Inc. and Sylvania.

(4) Mr. Shamie was President of Shamie Management Corporation from 1986 to 1995. Prior to 1986, Mr. Shamie was Chairman of the Board and Chief Executive Officer of Metal Bellows Corporation.

(5) Mr. Topol was President of Scientific-Atlanta, Inc. from 1971 to 1983, Chief Executive Officer from 1975 to 1987 and Chairman of the Board from 1978 to 1990. Prior to 1971, Mr. Topol held various executive positions with Raytheon Company.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended March 29, 1998, the Board of Directors held five meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of committees of which they were members.

During the fiscal year ended March 29, 1998, the Audit Committee of the Board of Directors, currently composed of Mr. Pappas (Chairman) and Mr. Furey (member since January 1998), held two meetings. The functions performed by the Audit Committee included recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of the proposed audit, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

The Board of Directors also has a Compensation Committee, currently composed of Mr. Topol (Chairman), Mr. Furey (member since January 1998) and Mr. Shamie. The Compensation Committee held two meetings during the fiscal year ended March 29, 1998. The functions of the Compensation Committee included making recommendations to the Board of Directors concerning executive compensation, incentive compensation and incentive plans for key employees.

The Board of Directors does not have a nominating committee. Changes in directors are considered by the Board of Directors.

SECURITIES BENEFICIALLY OWNED BY CERTAIN PERSONS

On July 16, 1998, there were 10,506,910 issued and outstanding shares of the Common Stock of the Company.

The following table sets forth the beneficial holdings of the Company's Common Stock as of July 16, 1998, of each of the directors of the Company, each of the executive officers named under the heading "Executive Compensation," below, all directors and executive officers as a group and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock, based on information received from or on behalf of the persons named. Unless noted otherwise, the beneficial owners have sole voting and investment power with respect to the shares listed.

                                                                      BENEFICIAL      PERCENT
        NAME OF BENEFICIAL OWNER                                    OWNERSHIP (1)    OF CLASS
        ------------------------                                    -------------    ---------
        David J. Aldrich....................................        45,105            (2)
        Timothy R. Furey....................................           ---            (2)
        Jean Pierre Gillard.................................        28,483            (2)
        George S. Kariotis..................................         4,913            (2)
        Richard Langman.....................................        20,240            (2)
        Thomas C. Leonard...................................       127,611           1.2%
        Arthur Pappas.......................................         4,000            (2)
        Raymond Shamie......................................        16,000            (2)
        Sidney Topol........................................        35,000            (2)
        Paul E. Vincent.....................................        22,259            (2)
        Executive Officers and Directors....................       306,307           2.9%
           as a group (11 persons)

        Harvey Kaylie and Gloria W. Kaylie (3)..............     1,541,200          14.7%
           13 Neptune Avenue, Brooklyn NY 11235

        Westport Asset Management (4).......................       635,250           6.0%
           253 Riverside Avenue, Westport, CT 06880

        Merrill Lynch & Co., Inc., (5)......................       619,300           5.9%
           250 Vesey Street, World Financial Center,
           North Tower, New York, New York 10281

_________________________

(1)  Includes certain shares for each listed individual and group as follows:
Aldrich - 1,105 shares in his account under the Company's Savings and Retirement Plan (hereinafter referred to as the "401(K) Plan") and 39,000 shares subject to currently exercisable stock options; Gillard - 1,261 shares in his account under the 401(K) Plan and 12,001 shares subject to currently exercisable stock options; Kariotis - 3,745 shares in his account under the Company's 401(K) Plan; Leonard - 1,742 shares in his account under the 401(K) Plan and 95,000 shares subject to currently exercisable stock options; Pappas - 4,000 shares subject to currently exercisable stock options; Shamie - 4,000 shares subject to currently exercisable stock options; Topol - 1,000 shares subject to currently exercisable stock options; Vincent - 2,509 shares in his account under the 401(K) Plan and 7,500 shares subject to currently exercisable stock options; Executive Officers and Directors as a Group - 11,198 shares in accounts under the 401(K) Plan and 182,501 shares subject to currently exercisable stock options. Directors and officers have voting power over the shares listed in accounts under the 401(K) Plan.

(2)  Less than one percent.

(3) As reported in a Schedule 13D, as amended, dated September 19, 1990, Scientific Components Corporation ("Scientific"), as of September 19, 1990, was the record and beneficial owner of 1,508,300 shares of the Company's Common Stock, and the pension and profit sharing plans of Scientific were the record and beneficial owners of 32,900 shares. Harvey Kaylie and his wife, Gloria W. Kaylie, are each directors, officers and principal stockholders of Scientific and trustees of the pension and profit sharing plans, and may be deemed to be the beneficial owners of the shares held of record by Scientific and its pension and profit sharing plans. Mr. and Mrs. Kaylie have shared power to vote and dispose of all of the aforementioned shares. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(4) As reported in a Schedule 13G dated February 19, 1998, in which Westport Asset Management, Inc. claimed sole voting and dispositive power with respect to 4,100 shares and shared voting and dispositive power with respect to 631,150 shares. Westport Asset Management, Inc. disclaims beneficial ownership with respect to the shares reported in the filing.

(5) As reported in a Schedule 13G dated January 14, 1998. Merrill Lynch & Co., Inc. ("ML&Co."), Merrill Lynch Group, Inc. ("ML Group"), and Princeton
Services, Inc. ("PSI") are parent holding companies. ML Group and PSI, which is the general partner of Fund Asset Management, L.P. ("FAM"), are subsidiaries of ML&Co. FAM acts as an investment advisor to Merrill Lynch Special Value Fund, Inc., which is the beneficial owner of 606,400 shares. Each of FAM and Merrill Lynch Special Value Fund, Inc. claimed shared voting and dispositive power in 606,400 shares. ML&Co., ML Group and PSI each claimed shared voting and dispositive power in 619,300 shares. ML&Co., ML Group, PSI and FAM disclaim beneficial ownership with respect to the shares reported in the filing. The address of ML Group is the same as ML&Co., and the address of PSI, FAM and Merrill Lynch Special Value Fund, Inc. is 800 Scudders Mill
Road, Plainsboro, New Jersey 08536.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation of the Chief Executive Officer and each of the four most highly compensated executive officers of the Company for each of the Company's last three fiscal years. Information with respect to certain of the executive officers does not appear for all three fiscal years because such officers were not executive officers during all such fiscal years. All of the executive officers listed in the Table are collectively referred to as the "Named Executive Officers".



                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                                                     Long-Term
                                  Annual Compensation           Compensation Awards
                                  --------------------      --------------------------

                                                                            Securities
   Name and               Fiscal                            Restricted      Underlying      All Other
   Principal               Year       Salary     Bonus        Stock          Options      Compensation
   Position                Ended       ($)       ($)(1)      Awards           (#)(2)         ($)(3)
---------------------------------------------------------------------------------------------------------
 Thomas C. Leonard        3/29/98    $260,768    $165,000        ---          50,000       $15,892
   President, Chief       3/30/97    $216,923         ---        ---          50,000       $ 6,347
    Executive Officer     3/31/96    $160,577         ---        ---             ---       $ 1,633

 David J. Aldrich         3/29/98    $187,693    $100,000        ---          25,000       $ 4,791
   Vice President,        3/30/97    $166,538         ---        ---          10,000           ---
    President of          3/31/96    $135,577         ---        ---          35,000       $ 1,883
    Trans-Tech, Inc.

 Richard Langman (4)      3/29/98    $200,000    $100,000        ---             ---       $32,214(5)
   Vice President         3/30/97    $ 30,769         ---        ---             ---       $33,333(5)
                          3/31/96         ---         ---        ---             ---           ---

 Paul E. Vincent (6)      3/29/98    $130,000    $ 80,000        ---             ---       $ 6,462
   Vice President,        3/30/97    $107,530         ---        ---          24,000       $   260
   Treasurer, Chief       3/31/96         ---         ---        ---             ---           ---
   Financial Officer

 Jean Pierre Gillard (7)  3/29/98    $158,847    $ 80,000        ---             ---       $ 6,114
   Vice President         3/30/97    $148,293         ---        ---          20,000           ---
                          3/31/96         ---         ---        ---             ---           ---

(1) Payments to the Named Executive Officers under the Alpha Incentive Compensation Program are based on a system of incentive compensation for superior performance as determined by the Compensation Committee. Bonuses for fiscal 1998 were accrued, but were not distributed until fiscal 1999.

(2) Represents options to purchase shares of Common Stock granted under the 1986 Long-Term Incentive Plan (the "1986 Plan") and the 1996 Plan.

(3) Represents premiums paid by the Company for various term life and whole life insurance policies for the Named Executive Officers and the Company's contributions in fiscal 1996 to the employee's account under the 401(K) Plan. The Company's contribution to the 401(K) Plan for fiscal 1998 was accrued and included above, but was not distributed until fiscal 1999.

(4) Mr. Langman joined the Company and became an executive officer of the Company on January 28, 1997.

(5) Includes $28,291 and $33,333 for relocation expenses paid by the Company to Mr. Langman during fiscal 1998 and fiscal 1997, respectively.

(6)  Mr. Vincent became an executive officer of the Company on January 28, 1997.

(7)  Mr. Gillard became an executive officer of the Company on June 27, 1996.

The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended March 29, 1998.

                                      OPTION GRANTS IN LAST FISCAL YEAR
                                              INDIVIDUAL GRANTS
                       -------------------------------------------------------------
                                                                                           Potential Realizable
                          Number of                                                          Value at Assumed
                         Securities     % of Total                                         Annual Rates of Stock
                         Underlying       Options        Exercise                        Price Appreciation for
                          Options       Granted to        or Base                            Option Term (2)
                          Granted      Employees in        Price        Expiration       --------------------------
Name                      (#)(1)       Fiscal Year        ($/Sh)           Date             5%            10%
----                    ----------    --------------     ---------     -------------        --            ---
Thomas C. Leonard        50,000        19.2%             $15.00         08/07/07          $471,671        $1,195,307
David J. Aldrich         25,000         9.6%             $8.375         06/27/07          $131,675        $  333,690
Richard Langman            ----        ----                ----             ----              ----              ----
Paul E. Vincent            ----        ----                ----             ----              ----              ----
Jean Pierre Gillard        ----        ----                ----             ----              ----              ----

(1) The options were granted under the 1996 Plan, and are subject to a vesting schedule pursuant to which, in general, the options become exercisable at a rate of 20% per year commencing one year after the date of grant provided the holder of the option remains employed by the Company. Options may not be exercised beyond 90 days after the holder ceases to be employed by the Company, except in the event of termination by reason of death, retirement or permanent disability, in which event the option may be exercised for up to one year following termination.

(2)  The assumed rates are compounded annually for the full term of the options.

The following table sets forth certain information with respect to the exercise of stock options and the aggregate number and value of stock options exercisable and unexercisable by the Named Executive Officers as of March 29, 1998.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                         Shares                         Number of Securities
                      Acquired on      Value                 Underlying                Value of Unexercised
                        Exercise       Realized        Unexercised Options at        In-The-Money Options at
                          (#)            ($)             March 29, 1998 (#)          March 29, 1998  ($) (1)
        Name          ------------    ------------  ----------------------------  ------------------------------
                                                    Exercisable    Unexercisable  Exercisable      Unexercisable
                                                    -----------    -------------  -----------      -------------
Thomas C. Leonard...      ----            ----         85,000          90,000     $1,050,000         $340,000

David J. Aldrich....      ----            ----         25,000          75,000     $  146,375         $481,125

Richard Langman.....      ----            ----         20,000          80,000     $  160,000         $640,000

Paul E. Vincent.....     2,000         $23,375         12,400          20,100     $   40,550         $158,075

Jean Pierre Gillard.     6,332         $87,431         10,332          26,669     $   24,500         $165,349

___________________

(1) Based upon the $15.50 closing price of the Company's Common Stock on March 29, 1998 on the American Stock Exchange minus the respective option exercise price.

LONG-TERM COMPENSATION PLAN

The Company's Long-Term Compensation Plan (the "Long-Term Compensation Plan") is a non-qualified supplemental executive retirement plan (SERP) providing deferred compensation for senior executives designated by the Compensation Committee.
The following table illustrates the approximate level of benefits payable to a participant under the Long-Term Compensation Plan who retires at age 65 and receives his or her benefit in the form of a single life annuity. The amounts shown do not reflect any reduction for Offset Amounts, as defined below.


                               PENSION PLAN TABLE

                                                                  Years of Service
                                               ----------------------------------------------------
               Highest 12 Months
                Base Pay During
                Final 36 Months         1               5              10               15 or more
               ------------------------------------------------------------------------------------
               $100,000                 $ 3,333         $16,667        $ 33,333         $ 50,000
               $150,000                 $ 5,000         $25,000        $ 50,000         $ 75,000
               $200,000                 $ 6,667         $33,333        $ 66,667         $100,000
               $250,000                 $ 8,333         $41,667        $ 83,333         $125,000
               $300,000                 $10,000         $50,000        $100,000         $150,000

The benefit payable under the Long-Term Compensation Plan is based upon a straight life annuity beginning at age 65 equal to 50% of a participant's regular base pay during the highest 12 consecutive months within the 36 month period immediately preceding the participant's retirement. The benefit is ratably reduced if the participant retires with less than 15 Years of Service as a full time employee following October 1, 1990 or retires prior to age 65. The cash benefit payable to a participant is offset by the sum of (i) certain matching Company contributions to the 401(K) Plan and (ii) 50% of the value of an annuity which could be purchased using the gain from exercised stock options or, in certain cases, stock options which are then exercisable, which have been designated by the Compensation Committee as options to be offset (the "Offset Amounts"). The cash benefit is not subject to offset for social security benefits.

If a participant elects to retire before age 65 and to begin receiving benefits immediately, or if a participant elects a joint and survivor benefit, the amount of the benefit is actuarially adjusted. Alternatively, the participant may elect to take a lump sum distribution of an actuarially equivalent amount. If a participant dies prior to retirement, his or her beneficiary is entitled to a ten year annuity at a rate equal to 25% of the participant's base pay, less the value of the Offset Amounts.

During the fiscal year ended March 29, 1998, only Mr. Leonard participated in the Long-Term Compensation Plan. The compensation amount that would have been included in base compensation for purposes of calculating the benefit under the Long-Term Compensation Plan for Mr. Leonard was $260,768. At year end, Mr. Leonard had three Years of Service under the Long-Term Compensation Plan.

EXECUTIVE COMPENSATION PLAN

The Company's Executive Compensation Plan (the "Executive Compensation Plan") is an unfunded, non-qualified deferred compensation plan for the purpose of providing deferred compensation for selected management employees. Participants may elect to defer a portion of their compensation, and the Company, in its sole discretion, may make additional contributions to the account of a participant on such terms as the Company specifies. All deferred amounts are held in a trust. Participants defer recognizing taxable income on the amount held for their benefit until the amounts are paid.

A participant elects the date at which the deferrals and vested Company contributions will be paid to the participant. Special rules are provided for distributions in the case of a participant's death or disability, a change in control of the Company, early retirement, or in the event of unforeseen emergencies, all as defined in the Executive Compensation Plan. During the fiscal year ended March 29, 1998, Mr. Langman, Mr. Aldrich and Mr. Gillard participated in the Executive Compensation Plan. The Company did not make any discretionary contributions to their accounts for fiscal 1998.

EMPLOYMENT AGREEMENTS

The Company has Severance Agreements with certain of the Named Executive Officers, under which they are entitled to receive various benefits in the event that they are terminated under specified circumstances, as described below.

If Mr. Leonard is terminated or quits within two years after a change in control of the Company, he will receive a lump sum payment equal to two times his annual salary. If he is terminated without cause or quits for good reason at any other time, he will receive two years of salary continuation. In all such cases, all of his stock options will vest immediately. If Mr. Leonard retires within twelve months after September 30, 1999, the Company will enter into a two year consulting arrangement with him at a consulting fee equal to his salary and all of his stock options will vest immediately. The term of Mr. Leonard's severance agreement is indefinite.

If Mr. Aldrich is terminated or quits within two years after a change in control of the Company, he will receive two years of salary continuation. If he is terminated without cause at any other time, he will receive one year of salary continuation. In all such cases, all of his stock options will vest immediately. The term of Mr. Aldrich's agreement is indefinite.

If Mr. Langman is terminated or quits within two years after a change in control of the Company, or if he is terminated at any time without good cause, he will receive two years of salary continuation. In all such cases, all of his stock options will vest immediately. The term of Mr. Langman's agreement is indefinite.

If Mr. Vincent is terminated within one year after a change in control of the Company, he will receive one year of salary continuation. Mr. Vincent's Agreement expires on August 22, 1998.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company are paid a quarterly retainer of $3,375 plus an additional $1,000 for each full-day meeting (including separate committee meetings) attended. Directors who serve as Chairman of a committee of the Board of Directors receive an additional quarterly retainer of $250. In addition, each new non-employee director receives an option to purchase 15,000 shares of Common Stock immediately following the earlier of the Company's Annual Meeting of Stockholders at which said director is first elected by the stockholders or following his appointment by the Board of Directors. In addition, following each Annual Meeting of Stockholders each director who is continuing in office receives an option to purchase 5,000 shares of Common Stock. The exercise price of stock options granted to Directors is fair market value on the day of grant.

In August 1992, the Company entered into a consulting arrangement with Mr. Topol pursuant to which Mr. Topol will provide consulting services to the Company in return for a fee of $7,000 per quarter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors consists of Mr. Topol, Mr. Furey and Mr. Shamie. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. See "Compensation Committee Report on Executive Compensation."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Company with respect to policies for executive officer compensation. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

The Company, based on the recommendations of the Compensation Committee, has entered into severance agreements with each of Mr. Leonard, Mr. Aldrich, Mr. Langman and Mr. Vincent. Such agreements do not guarantee salary, position or benefits, but provide salary continuation in the event of a termination after a change in control or certain other terminations, as described under the heading "Employment Agreements" in this Proxy Statement.

The objective of the Compensation Committee in determining the type and amount of executive compensation is to provide a level of compensation that allows the Company to attract and retain superior talent, to achieve its business objectives, and to align the financial interests of the executive officers with the stockholders of the Company. The elements of compensation for the executives are base salary, short-term cash incentives, long-term stock-based incentives, and retirement plans.

Compensation for the Company's Chief Executive Officer and the other executives, including salary and short and long-term incentives, is established at levels that are competitive with the compensation of comparable executives in similar companies. The Compensation Committee periodically utilizes studies from Watson Wyatt Worldwide and other compensation experts on executive compensation in comparable high technology and manufacturing companies, especially those located in the Greater Boston area and the east coast of the United States. Based on these studies, the Compensation Committee establishes base salaries, and expected short-term and long-term incentive compensation, so as to set the combined value near the median of the range indicated by the studies. In establishing individual compensation, the Compensation Committee also considers the individual experience and performance of the executive, as well as the performance of the Company. The Compensation Committee also relies on the recommendations of the Chief Executive Officer for determining the salaries for the other executives.

Short-term incentive compensation for each executive is established annually by the Compensation Committee, by tying a percentage of each executive's total cash compensation to the accomplishment of specific financial objectives for the Company and for each division.

Long-term, stock-based incentive compensation has been provided under the 1986 Long Term Incentive Plan (the "1986 Plan") and the 1996 Plan (collectively, the "Option Plans"). The 1986 Plan expired in December 1996, and the 1996 Plan was approved by the Company's stockholders in September 1996. Under the Option Plans, the Committee has, in the past, awarded nonqualified stock options, incentive stock options and restricted stock awards. Restricted stock awards involve the issuance of shares of Common Stock which may not be transferred or otherwise encumbered, subject to certain exceptions, for varying amounts of time, and which will be forfeited, in whole or in part, if the employee leaves the Company. Options and restricted share awards provide a method of tying the value of the executive's compensation to the value of the Company's Common Stock.

The Company also permits executives and other employees to purchase Company Common Stock through the Employee Stock Purchase Plan at a discount. Under the 401(K) Plan, the Company can also match a portion of the contributions of executives and other employees with grants of Company Common Stock.

The stock ownership afforded under the 1996 Plan, the Stock Purchase Plan and the 401(K) Plan allows executives to acquire a significant, long-term stock ownership position in the Company, which serves to align the executives' interests with stockholders' interests.

The final component of executive compensation provides executives with deferred income. Executives designated by the Compensation Committee participate in the Long-Term Compensation Plan and the Executive Compensation Plan which are discussed under "Long-Term Compensation Plan" and "Executive Compensation Plan" above. Executives may also participate in the 401(K) Plan. During fiscal 1998, Mr. Leonard and Mr. Aldrich were the only Named Executive Officers to participate in the Long-Term Compensation Plan, each of whom received, as Offset Amounts under the 1996 Plan, options to purchase 50,000 and 25,000 shares of Common Stock, respectively, at exercise prices of $15.00 and $8.375 per share, respectively. During fiscal 1998, Mr. Langman, Mr. Aldrich and Mr. Gillard participated in the Executive Compensation Plan.

During fiscal 1998, the Compensation Committee established the compensation of Thomas C. Leonard, the President and Chief Executive Officer of the Company, using the same criteria that were used to determine the compensation of the other executive officers, as described above. Mr. Leonard received a salary of $260,768 and received the options to purchase 50,000 shares of Common Stock at an exercise price of $15.00 per share under the Long-Term Compensation Plan. Based on a study prepared by Watson Wyatt Wordwide, Mr. Leonard's total compensation for fiscal 1998 was in the middle range of executives of similar companies.

Report Submitted By: Compensation Committee - Sidney Topol, Timothy R. Furey and Raymond Shamie.

PERFORMANCE GRAPH

The following graph shows the yearly change in the Company's cumulative total stockholder return for fiscal years ended April 3, 1994, April 2, 1995, March 31, 1996, March 30, 1997 and March 29, 1998, based upon the market price of the Company's Common Stock, compared with: (i) the cumulative total return on the Standard & Poor's 500 Index and (ii) the Standard & Poor's Technology 500 Index.



                             [GRAPH APPEARS HERE]


                                INDEXED RETURNS

                          Base    Years Ending
                          Period
Company/Index             Mar93   Mar94     Mar95     Mar96     Mar97     Mar98
--------------------------------------------------------------------------------
ALPHA INDUSTRIES INC.      100    108.70    391.30    302.16    213.04    530.43
S&P 500 INDEX              100    101.47    117.27    154.92    185.63    274.73
TECHNOLOGY-500             100    117.62    148.84    200.95    271.66    410.57



The above graph assumes a total initial investment of $100 as of March 28, 1993, and shows a "Total Return" that assumes reinvestment of dividends and is based on market capitalization at the beginning of each period.

On June 2, 1998, the Company ceased trading on the American Stock Exchange and began trading on the Nasdaq National Market.

                                  PROPOSAL 2

           APPROVAL OF PROPOSAL TO AMEND THE ALPHA INDUSTRIES, INC.
                         1996 LONG-TERM INCENTIVE PLAN

The Alpha Industries, Inc. 1996 Long-Term Incentive Plan (the "1996 Plan") was adopted by the Company's Board of Directors and approved by the Company's stockholders in September 1996. A total of 600,000 shares are authorized for issuance under the 1996 Plan, as approved. As of the date of this Proxy Statement, there were stock options outstanding under the 1996 Plan covering 553,400 shares of Common Stock, 4,043 restricted shares had been issued, and 52,707 shares remained available for future awards under the 1996 Plan.

Proposed Amendments
-------------------

Because of the shortage of shares remaining available for future awards under the 1996 Plan, on April 23, 1998, the Company's Board of Directors adopted amendments to the 1996 Plan to: (i) increase the number of shares issuable under the 1996 Plan by 800,000, (ii) require that the exercise price of all stock options issued under the 1996 Plan be not less than the greater of the fair market value as of the date of grant or par value of the shares of Common Stock,
(iii) limit to a total of 200,000 the number of restricted shares that may be issued under the 1996 Plan, all subject to approval by the Company's stockholders, (iv) change the requirements for membership on the Committee which administers the 1996 Plan (the "Committee" as defined below) to non-employee directors to comport with the current rules under Section 16(b) of the Securities Exchange Act of 193, as amended (the "Exchange Act"); and (v) eliminate the requirement of stockholder approval for certain amendments to the 1996 Plan which approval is no longer required under the current rules under
Section 16(b) of the Exchange Act.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to have an adequate number of shares of Common Stock available for awards under the 1996 Plan to provide equity incentives to key employees. The 1996 Plan currently does not require that nonqualified stock options be priced at fair market value. The Board of Directors believes that nonqualified stock options would not provide appropriate incentives to employees if they have exercise prices at below fair market value. Consequently, the proposed amendments to the 1996 Plan require that the exercise price of all stock options issued under the 1996 Plan be not less than the greater of fair market value on the date of grant or par value of the Common Stock. The 1996 Plan permits two forms of awards, stock options and restricted shares as more fully described under "Summary of 1996 Plan", below. The Board of Directors believes that stock options will be the appropriate form of award more often than restricted shares. Therefore, in connection with increasing the number of shares of Common Stock available for issuance under the 1996 Plan, it is limiting the total number of restricted shares which may be issued under the 1996 Plan. The Board of Directors also determined that since the Company is seeking the approval of stockholders for these amendments to the 1996 Plan for additional shares of Common Stock, it is also in the best interest of the Company and its stockholders to amend the 1996 Plan to comport with the current rules under Section 16(b) of the Exchange Act which provide more flexibility in the administration of the 1996 Plan than under the prior rules.

Competition for highly qualified individuals within the wireless semiconductor industry is intense, and to successfully attract and retain the best candidates, the Company must continue to offer a competitive equity incentive program as an essential component of its compensation packages. Without the proposed increase in shares available for grant, the Company will be unable to continue to attract and retain the best individuals on a world-wide basis.

The 1996 Plan is intended to offer a significant incentive by enabling key employees to acquire options to purchase Common Stock at a price equal to its fair market value on the date the option is granted. The options will become valuable to the recipients only if the price of the Company's Common Stock appreciates following the grant and when such options have vested. By providing key employees with the opportunity to acquire an equity interest in the Company over time and because benefit is only received through improved stock performance, the Company believes that stock options serve to align the interests of key employees closely with other stockholders.

Summary of 1996 Plan
--------------------

The following summary of the 1996 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 1996 Plan, as so amended, which is set forth as Exhibit A.
                      ---------

Purposes.    The 1996 Plan is intended to provide employees and other persons who are in a position to contribute to the long-term success of the Company with long-term incentives and rewards, to assist the Company in attracting and retaining executives and key employees with requisite experience and ability and to associate more closely the interests of such executives and key employees with those of the Company's stockholders.

Administration.    The 1996 Plan is administered by the Compensation Committee
(the "Committee"). The Committee serves at the pleasure of the Board of Directors which may discharge any member, appoint new members or fill vacancies. Subject to stockholder approval, to the extent required by Rule 16b-3 under the Exchange Act, each member of the Committee while a member thereof must be a Non-Employee Director as defined in Rule 16b-3 of the Exchange Act.

Stock Available for Awards.    Subject to stockholder approval, a maximum of
1,400,000 shares of Common Stock will be available for issuance under the 1996 Plan. Of that amount, subject to stockholder approval, only 200,000 shares of Common Stock will be available for restricted share awards under the 1996 Plan. The shares of Common Stock to be delivered under the 1996 Plan may be either authorized but unissued shares or treasury shares. Any shares subject to an option under the 1996 Plan which for any reason terminates, is canceled or otherwise expires unexercised, any shares reacquired by the Company due to restrictions imposed on the shares, shares returned because payment is made under the 1996 Plan in Common Stock of equivalent value rather than in cash, and shares reacquired from a recipient for any other reason, shall no longer count towards the aggregate number of shares which may be the subject of stock options or restricted share awards and such number of shares may be subject to further awards under the 1996 Plan.

Eligibility; Grant of Awards.    Subject to the terms of the 1996 Plan, the
Committee has the authority and sole discretion to determine those key employees and other individuals eligible to participate in the 1996 Plan, select to whom awards will be granted, determine the size and form of awards and the times that awards are to be granted, establish the terms under which awards will be made and make or alter any restrictions or conditions on any award and adopt such rules and regulations, establish, define and interpret other terms and conditions and make all other determinations necessary or desirable for the administration of the 1996 Plan. Under the 1996 Plan, the Company may grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), other options which are not qualified as incentive stock options ("nonqualified stock options") and restricted share awards. Incentive stock options may only be granted to employees.

Stock Option Awards; Price; Exercise; Restrictions.    Stock options are rights
to purchase shares of the Company's Common Stock at a fixed price for a predetermined period of time. The 1996 Plan authorizes the Committee to determine the number of shares of Common Stock to be covered by each option, the purchase or exercise price of Common Stock subject to such options and the term of each option, which may not be longer than ten (10) years after the date of grant. Subject to stockholder approval, the exercise price of all options granted under the 1996 Plan may not be less than the greater of fair market value on the date of grant of such option or par value of the shares of Common Stock. The purchase price must be paid in full upon exercise either in cash or, at the Committee's discretion, by delivery of shares of Common Stock, any other property or any combination of cash, stock and other property. No stock option or any rights or interests of the recipient therein may be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of a recipient, a stock option may be exercisable only by the recipient thereof. The aggregate fair market value of the Common Stock (at the time of grant of any incentive stock option) with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year under all plans of the Company and any subsidiaries may not exceed $100,000. At the Committee's discretion, the Common Stock issued pursuant to stock options granted under the 1996 Plan may be subject to restrictions on vesting or transferability.

Stock Option Awards; Rights in the Event of Termination or Death.    In the
event of the death, retirement or permanent disability of the recipient of a stock option, the stock option may be exercised by the recipient or the recipient's estate, to the extent exercisable on the date of death, disability or retirement, provided that the period during which an incentive stock option may be exercised shall not extend beyond the earlier of one year from the date of such death, disability or retirement or the expiration date of the stock option. If the recipient's employment is terminated for reasons other than death, retirement or permanent disability, the period during which an incentive stock option may be exercised shall not extend beyond three months after the recipient leaves the Company, to the extent such stock option was exercisable on the date of termination.

Restricted Share Awards.    Restricted share awards are grants of restricted
shares. Restricted shares may be issued for any lawful consideration and on such other terms as the Committee may determine. Restricted shares are held by the recipient subject to certain restrictions on disposition which lapse over time. With the consent of the Committee, restricted shares as to which restrictions have not yet lapsed may be pledged or otherwise encumbered to secure borrowing. Subject to stockholder approval, the total number of restricted shares awarded under the 1996 Plan may not exceed 200,000.

Restricted Share Awards; Rights in the Event of Termination or Death.    In the
event of the recipient's termination of employment for any reason except death, retirement or permanent disability, the Company may repurchase all or a portion of the restricted shares as to which restrictions have not already lapsed for the recipient's original acquisition price, if any. The restrictions against disposition and the obligation of resale to the Company will lapse as to any restricted shares that the Company declines to purchase. Upon the death, retirement or permanent disability of the recipient of a restricted share award, the restrictions against disposition and the obligation of resale to the Company of the restricted shares as to which such restrictions and obligations have not otherwise lapsed will immediately lapse.

Indemnity.    Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Company or any parent, subsidiary or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the 1996 Plan. The Company will indemnify the members of the Board of Directors, the members of the Committee and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

Amendment or Termination of the 1996 Plan.    The Board of Directors may at any
time, amend, suspend or terminate the 1996 Plan; provided, however, if Proposal 2 is approved by stockholders at the Meeting, in the case of incentive stock options, and to the extent required by the Internal Revenue Code, as amended, neither the Board of Directors nor the Committee may increase the number of shares of Common Stock reserved for purposes of the 1996 Plan, or amend or modify the requirements to be a participant in the 1996 Plan without stockholder approval in compliance with the Internal Revenue Code. No amendment, suspension or termination of the 1996 Plan may affect the rights of a participant to whom an award has been granted without such participant's consent.

Share Adjustments.    If there is any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving Corporation in any transaction, the Board of Directors of the surviving Corporation, or its designee) in the aggregate number and kind of shares subject to the 1996 Plan, and the number and kind of shares and the price per share subject to outstanding options and restricted shares.

Duration of the 1996 Plan.    Awards may be made under the 1996 Plan for a
period of ten years commencing with the original adoption of the 1996 Plan and ending on June 14, 2006. The period during which a stock option or other award may be exercised, however, may extend beyond that time.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN.    The following general
discussion of the Federal income tax consequences of options and restricted share awards granted under the 1996 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder, and existing public and private administrative rulings of the Internal Revenue Service (the "IRS"). This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1996 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 1996 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options Under the 1996 Plan.    An option holder will not
recognize any taxable income upon the grant of a nonqualified stock option under the 1996 Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified stock option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. However, if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment prior to a specified date, or (b) the recipient is an executive officer or director of the Company subject to Section 16(b) of the Exchange Act ("Section 16(b)") upon their sale of shares of Common Stock, then there may be a different tax result. In either case, the recognition of income by the option holder may be postponed. In general, the date on which taxable income (if any) is recognized (the "Recognition Date") will be the date on which the shares of Common Stock become "freely transferable" or not subject to "risk of forfeiture" in the case of stock on which the Company has imposed restrictions. The IRS regulations have not yet been amended to conform with the latest rules under Section 16(b). However, it is generally anticipated that the Recognition Date will be the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b), unless that date occurs before the option is exercised, in which case the date of exercise will be the Recognition Date. It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income (if any) at the time the option is exercised and not on the later date.

The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified stock option.

An option holder who pays the exercise price for a nonqualified stock option, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

Incentive Stock Options Under the 1996 Plan.    An option holder generally will
not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

An option holder will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as long-term capital gain.

A "disqualifying disposition" means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized over (b) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of fair market value of the shares on the date of exercise over the option exercise price.

As noted previously, the tax result may change if (a) the Company imposes restrictions on the shares of Common Stock which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment prior to a specified date, or (b) the recipient is an executive officer or director of the Company subject to Section 16(b). In the case of a disqualifying disposition of shares acquired pursuant to the exercise of such an incentive stock option, the date on which the fair market value of the shares is determined will be postponed, and the tax consequences will be similar to the treatment that applies to shares purchased pursuant to nonqualified stock options granted under the 1996 Plan, including the ability to make a Section 83(b) election.

In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially vested" are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

Restricted Share Awards Under the 1996 Plan.    The 1996 Plan provides for
restrictions on the Restricted Shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment prior to a specified date. In addition, the recipient may be an executive officer or director of the Company subject to Section 16(b). In either of these situations, the tax treatment will be delayed until the restrictions lapse, as described above for nonqualified stock options. At that time, the recipient will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount that the recipient is required to pay (if anything). It is possible that if the Company permits the holder of Restricted Shares to pledge the shares as security for a loan, then the restrictions will be considered to have lapsed at the time of such a pledge.

Alternatively, the recipient will be eligible to file a Section 83(b) election to be taxed at the time the shares are received, rather than when the restrictions lapse. The rules for making a Section 83(b) election are described above in the section discussing nonqualified stock options.

Upon a subsequent sale of the shares, long-term or short-term gain or loss (depending upon the holding period) will generally be recognized equal to the difference between the amount realized and the fair market value of the shares on the date they were acquired (if a Section 83(b) election was filed) or the date the restrictions lapse (if no election was filed).

The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the recipient, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

AWARDS GRANTED UNDER THE 1996 PLAN

All of the stock options which were granted under the 1996 Plan during the fiscal year ended March 29, 1998, are subject to a vesting schedule pursuant to which, in general, the options become exercisable at a rate of 20% per year commencing one year after the date of grant provided the holder of the options remains employed by the Company.

Of the approximately 840 employees of the Company who are all entitled to participate in the 1996 Plan, approximately 142 employees held options under the 1996 Plan.

The following table sets forth the amounts that were granted to each of the following under the 1996 Plan during the fiscal year ended March 29, 1998.

                            ALPHA INDUSTRIES, INC.
                         1996 LONG-TERM INCENTIVE PLAN

                  AWARDS GRANTED DURING THE FISCAL YEAR ENDED
                               MARCH 29, 1998(1)

                                                                                                Number of Shares
                                                                                                of Common Stock
Name and Position                                                          Dollar Value(2)      Subject to Options
-----------------                                                          ---------------      --------------------
Thomas C. Leonard, President, Chief Executive Officer                             0                     50,000
David J. Aldrich, Vice President, President of Trans-Tech, Inc.                   0                     25,000
Richard Langman, Vice President                                                   0                       0
Paul E. Vincent, Vice President, Treasurer, Chief Financial Officer               0                       0
Jean Pierre Gillard, Vice President                                               0                       0
Executive Officers as a Group                                                     0                     90,000
Current Non-Employee Directors as a Group                                         0                       0
All Employees who are not Executive Officers as a Group                           0                    185,000

__________
(1) Since the grant of options under the 1996 Plan is within the authority and control of the Committee, the benefits or amounts that may be received by those listed in the table in the future are not determinable.

(2) Based upon the difference between the market value of the underlying shares on the date of grant and the exercise price of the stock options. This valuation does not take into account any appreciation in the market value of the underlying shares which may occur over the term of the options.

     The closing price on the Nasdaq National Market on July 23, 1998 for shares of the Company's Common Stock was $14.6875 per share.

VOTE REQUIRED TO APPROVE THE PROPOSAL TO AMEND  THE 1996 LONG-TERM INCENTIVE
PLAN

An affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required to approve the proposal to amend the 1996 Plan.

The Board of Directors recommends that the stockholders vote "FOR" the proposal to amend the 1996 Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Scientific Components Corporation, currently the record holder of 14.7% of the Company's Common Stock, is a customer of the Company. During the fiscal year ended March 29, 1998, Scientific Components Corporation purchased approximately $8.9 million of the Company's products in the ordinary course of business. See "Securities Beneficially Owned by Certain Persons".

                             OTHER PROPOSED ACTION

As of the date hereof, the management of the Company knows of no business to come before the Meeting other than the election of directors and the proposal to amend the 1996 Plan. However, if any other business should properly be presented to the Meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons holding the proxies.

                                 OTHER MATTERS

VOTING PROCEDURES

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The representation in person or by proxy of at least a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Meeting. Abstentions and broker "non-votes" are each counted as present in determining whether a quorum is present. The two nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required to approve the proposal to amend the 1996 Plan.

Abstentions and broker "non-votes" will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to amend the 1996 Plan even though the stockholders so
abstaining intend a different interpretation.   Shares of Common Stock held of
record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the proposal to amend the 1996 Plan.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed KPMG Peat Marwick LLP as the independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 28, 1999. Such firm and its predecessors have served continuously in that capacity since 1974.

A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 29, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, ALPHA INDUSTRIES, INC., 20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801.

STOCKHOLDER PROPOSALS

Proposals which stockholders wish to include in the Company's proxy materials relating to its 1999 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by the Company no later than April 1, 1999. If a proponent fails to notify the Company by June 14, 1999 of a non-Rule 14a-8 shareholder proposal which it intends to submit at the Company's 1999 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

                                                                       EXHIBIT A
                                                                       ---------
                            ALPHA INDUSTRIES, INC.
                         1996 LONG-TERM INCENTIVE PLAN
                         -----------------------------

Section I.  Purpose of the Plan.

The purposes of this Alpha Industries, Inc. 1996 Long-term Incentive Plan (the "1996 Plan") are (i) to provide long-term incentives and rewards to those key employees (the "Employee Participants") of Alpha Industries, Inc. (the "Corporation") and its subsidiaries (if any), and any other persons other than non-employee directors (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and key employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and key employees with those of the Corporation's stockholders. Notwithstanding the foregoing, if
Section 16, as defined in Section II, is applicable to the Corporation, then any director of the Corporation who is, or within the past year was, a member of the Committee, as defined in paragraph (a) of Section III, shall not be eligible to receive any Stock Options.

Section II.   Definitions.

"Code" is the Internal Revenue Code of 1986, as it may be amended from time to
 ----
time.

"Common Stock" is the $.25 par value common stock of the Corporation.
 ------------

"Committee" is defined in Section III, paragraph (a).
 ---------

"Corporation" is defined in Section I.
 -----------

"Corporation ISOs" are all stock options (including 1996 Plan ISOs) which (i)
 ----------------
     are Incentive Stock Options and (ii) are granted under any plans (including this 1996 Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

"Employee Participants" is defined in Section I.
 ---------------------

"Fair Market Value" of any property is the value of the property as reasonably
 -----------------
     determined by the Committee.

"Free Shares" are Restricted Shares as to which the restrictions against
------------
     disposition and the obligation of resale to the Corporation have lapsed.

"Incentive Stock Option" is a stock option which is treated as an incentive
 ----------------------
     stock option under Section 422 of the Code.

"1996 Plan" is defined in Section I.
 ---------

"1996 Plan ISOs" are Stock Options which are Incentive Stock Options.
 --------------

"Non-employee Participants" is defined in Section I.
 -------------------------

"Non-qualified Option" is a Stock Option which does not qualify as an Incentive
 --------------------
     Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

"Parent Corporation" has the meaning provided in Section 424(e) of the Code.
 ------------------

"Participants" are all persons who are either Employee Participants or Non-
-------------
     employee Participants.

"Permanent and Total Disability" has the meaning provided in Section 22(e)(3) of
 ------------------------------
     the Code.

"Restricted Share Awards" are grants of Restricted Shares.
 -----------------------

"Restricted Shares" are shares of Common Stock acquired by a Participant subject
 -----------------
     to the restrictions set forth in Section IV.

"Section 16" means Section 16 of the Securities Exchange Act of 1934, as
 ----------
     amended, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

"Stockholder Approval" means the affirmative vote of at least a majority of the
 --------------------
     shares of Common Stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by state law or Section 16, if applicable to the Corporation, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent or other means, to the extent permitted by applicable state law. Awards may be made hereunder prior to the date of, but subject to, such approval.

"Stock Options" are rights granted pursuant to this 1996 Plan to purchase shares
 -------------
     of Common Stock at a fixed price.

"Subsidiary Corporation" has the meaning provided in Section 424(f) of the Code.
 ----------------------

"Ten Percent Stockholder" means, with respect to a 1996 Plan ISO, any individual
 -----------------------
     who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such 1996 Plan ISO is granted.

Section III.  Administration.
              --------------

(a)  The Committee.  This 1996 Plan shall be administered by a compensation
     -------------
committee designated by the Board of Directors of the Corporation, which may include any persons (including any or all of the directors) designated by the Board of Directors (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the

Committee if that person's membership would prevent the plan from complying with
Section 16, if applicable to the Corporation. At such time as any class of equity security of the Corporation is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), (i) the Committee shall consist of at least two members of the Board of Directors and (ii) to the extent required by Rule 16b-3 promulgated under the Act, each member of the Committee while a member thereof shall be a "Non-Employee Director" as defined in Rule 16b-3.

(b)  Authority and Discretion of the Committee.  Subject to the express
     -----------------------------------------
provisions of this 1996 Plan and provided that all actions taken shall be consistent with the purposes of this 1996 Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute key employees eligible to be Employee Participants;
(ii) select the Participants to whom awards shall be granted under this 1996 Plan; (iii) determine the size and the form of the award or, if any, to be granted to any Participant; (iv) determine the time or times such awards shall be granted including the grant of Stock Options and Restricted Share Awards in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such awards may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such awards; and (vii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 1996 Plan. Notwithstanding any provision of this 1996 Plan to the contrary, only Employee Participants shall be eligible to receive 1996 Plan ISOs.

(c)  Applicable Law.   This 1996 Plan, and all awards shall be governed by the
     --------------
law of the state in which the Corporation is incorporated.

Section IV.  Awards.
             -------

Awards under this 1996 Plan may include Stock Options and Restricted Share Awards, all as described herein.

(a)  Stock Options.
     -------------

     (i)  Form of Agreement.  Stock Options shall be evidenced by a written
          -----------------
agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 1996 Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following, or a similar, statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

     (ii) Period of Exercisability.  Stock Options shall be for such periods as
          ------------------------
may be determined by the Committee, provided that in the case of 1996 Plan ISOs, the term of any such 1996 Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a 1996 Plan ISO that in the event of the Permanent and Total Disability or Death of the Participant, the 1996 Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and

Total Disability or Death. In no event may a 1996 Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of 1996 Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

     (iii)  Purchase Price and Payment.  The purchase price of shares purchased
            --------------------------
pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (A) in cash, (B) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (C) any other property (valued at its Fair Market Value on the date of such exercise), or (D) any combination of cash, stock and other property, with any payment made pursuant to clauses (B), (C) or (D) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the greater of Fair Market Value on the date of issuance of the Stock Option or the par value of the Common Stock, provided that in the case of 1996 Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the 1996 Plan ISO.

     (iv)   Incentive Options Over $100,000.  To the extent that the aggregate
            -------------------------------
Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this section) are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Stock Option or at the time of its exercise. For the purpose of this section, Fair Market Value shall be determined as of the time the option with respect to such stock is granted. For the purposes of this limitation, options shall be taken into account in the order granted.

     (v)    Vesting and Transferability.  At the discretion of the Committee,
            ---------------------------
the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

(b)  Restricted Share Awards.  Restricted Shares may be issued for any lawful
     -----------------------
consideration and on such terms as may be determined by the Committee, subject to the restrictions described in the following subsections.

     (i)    Nontransferability and Repurchase. Shares may not be sold,
            ---------------------------------
transferred or otherwise disposed of, pledged or otherwise encumbered, except
(A) if they become Free Shares in accordance with their terms and the terms of this 1996 Plan, (B) if the Corporation declines to repurchase such shares, as provided in this paragraph, or (C) as provided in paragraph (g) of Section VII. In the event of the recipient's termination of employment for any reason except death, retirement or permanent disability, Restricted Shares which have not become Free Shares shall be delivered to the Corporation within 30 days following such termination. Within 60 days following a timely delivery of said shares, the Corporation may repurchase all or a portion of said shares by paying to the recipient the original acquisition price, if any, for the number of shares that the Corporation elects to purchase, and the Corporation will return to the recipient any shares not so purchased. The restrictions against disposition and the obligation of resale to the Corporation shall lapse as to any shares which the Corporation declines to purchase. Any of such shares which are not delivered to the Corporation within 30 days following the termination of employment shall be deemed void for all corporate purposes, and shall remain subject to the restrictions imposed thereon which restrictions shall not lapse as otherwise provided. Nothing in this Section shall require the Company to repurchase Restricted Shares issued to Participants under the 1996 Plan.

     (ii)   Transferability after Death, Retirement or Disability.  Upon the
            -----------------------------------------------------
occurrence of the earlier of the death, retirement or permanent disability of the recipient of a Restricted Share Award, the restrictions against disposition and the obligation of resale to the Corporation of shares as to which such restrictions and obligations have not otherwise lapsed shall immediately lapse.

     (iii)  Terms of Restricted Shares Discretionary with Committee.  In
            -------------------------------------------------------
addition to or in lieu of the terms provided in paragraph (b)(ii) above, the Committee may, in its discretion, provide terms pursuant to which Restricted Shares issued to a Participant shall become Free Shares. In this regard, the Committee may, in its discretion, provide that the Restricted Shares shall immediately become Free Shares upon issuance. Such terms shall be incorporated into the terms of the Restricted Share Award at the time of the granting of the award, and may also be made a part of an agreement between the Corporation and the recipient at the time of the transfer of the Restricted Shares.

     (iv)   Registration and Legend.  Certificates issued in respect of
            -----------------------
Restricted Shares awarded under the 1996 Plan shall be registered in the name of the recipient but shall bear the following legend if such Restricted Shares do not immediately become Free Shares:

     "The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the Alpha Industries, Inc. 1996 Long-Term Incentive Plan and in a repurchase agreement executed pursuant thereto. Copies of said plan and agreement are on file in the office of the Treasurer of the Company at the Company's offices in Woburn, Massachusetts."

     (v)    Deposit of Restricted Shares.  In order to enforce the restrictions,
            ----------------------------
terms and conditions on Restricted Shares, the Committee may in its discretion require each recipient thereof, immediately upon receipt of a certificate or certificates representing such shares, to deposit such certificates together with stock powers and other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Corporation as Escrow Agent under an escrow agreement in such form as shall be determined by the Committee.

     (vi)   Restricted Shares Subject to the Plan.  Notwithstanding the
            -------------------------------------
provisions of Section VI below, the total number of Restricted Shares which may be awarded under this 1996 Plan shall not exceed 200,000.

Section V.  Amendment and Termination; Adjustments Upon Changes in Stock.
            ------------------------------------------------------------

(a)  Power to Amend and Restrictions on Amendment.  The Board of Directors of
     ---------------------------------------------
the Corporation may at any time, and from time to time, amend, suspend or terminate this 1996 Plan in whole or in part; provided, however, that, in the case of Incentive Stock Options, to the extent required by the Internal Revenue Code, as amended, neither the Board of Directors nor the Committee may amend or modify the definition of Employee Participants, or increase the number of shares of Common Stock reserved for purposes of this 1996 Plan, without Stockholder Approval in compliance with the Code and the rules and regulations thereunder. Except as provided herein, no amendment, suspension or termination of this 1996 Plan may affect the rights of a Participant to whom an award has been granted without such Participant's consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any 1996 Plan ISO granted to an Employee Participant to a Non-qualified Option at any time prior to the exercise, in full, of such 1996 Plan ISO.

(b)  Merger or Consolidation.  If the Corporation is a party to any merger or
     -----------------------
consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors (or, if the Corporation is not the surviving corporation, the board of directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of Restricted Shares and unexpired Stock Options, for the substitution of new options for, or the assumption by another corporation of, any Restricted Shares or unexpired Stock Options then outstanding hereunder.

(c)  Adjustment of Exercise Price after Corporate Event. If by reason of
     --------------------------------------------------
recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock payable in shares of Common Stock, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board of Directors shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Stock Options and repurchase price of outstanding Restricted Shares and in the number and kind of shares as to which outstanding Stock Options shall be exercisable.

(d)  Adjustment of Number of Shares after Corporate Event.  In the event of a
     ----------------------------------------------------
transaction of the type described in paragraphs (b) and (c) above, the total number of shares of Common Stock on which Stock Options or as to which Restricted Shares may be granted under this 1996 Plan shall be appropriately adjusted by the Board of Directors.

Section VI.  Shares of Stock Subject to the Plan.
             -----------------------------------

The number of shares of Common Stock that may be the subject of awards under this 1996 Plan shall not exceed an aggregate of 1,400,000 shares. Shares to be delivered under this 1996 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Option hereunder which for any reason terminates, is canceled or otherwise expires unexercised, shares reacquired by the Corporation because restrictions do not lapse and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options and Restricted Shares issued hereunder, and such number of shares shall be subject to further awards under this 1996 Plan.

Section VII.  Miscellaneous Provisions.
              ------------------------

(a)  Indemnity.  Neither the Board of Directors nor the Committee, nor any
     ---------
members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 1996 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

(b)  Participation by Foreigners.  Without amending this 1996 Plan, except to
     ---------------------------
the extent required by the Code in the case of Incentive Stock Options, the Committee may modify grants made to participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

(c)  Rights of Recipients of Awards.  The holder of any Stock Option granted
     ------------------------------
under the 1996 Plan shall have no rights as a stockholder of the Corporation with respect thereto unless and until certificates for shares are issued. Except as otherwise provided herein, the holder of Restricted Shares will be entitled to receive any dividends on such shares in the same amount and at the same time as declared on shares of Common Stock of the Company and shall be entitled to vote such shares as a stockholder of record.

(d)  Assignment of Stock Options.  No Stock Option or Restricted Shares or any
     ---------------------------
rights or interests of the recipient therein shall be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of the recipient, such Stock Option shall be exercisable only by, or payable only to, the recipient thereof.

(e)  Legal and Other Requirements.  No shares of Common Stock shall be issued or
     ----------------------------
transferred upon grant or exercise of any award under the 1996 Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the 1996 Plan have been complied with to the satisfaction of the Committee. Furthermore, the Corporation is not obligated to register or qualify Restricted Shares or the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may be legended to reflect such restrictions.

(f)  Withholding of Taxes.  Pursuant to applicable federal, state, local or
     --------------------
foreign laws, the Corporation may be required to collect income or other taxes upon the grant of awards to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the issuance of Restricted Shares or the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

(g)  Pledge of Shares.  Notwithstanding restrictions against disposition of any
     ----------------
award made pursuant to the 1996 Plan, the Committee, in its discretion, may permit any shares acquired under the 1996 Plan to be pledged or otherwise encumbered to secure borrowing by the recipient thereof solely for the purpose of obtaining the acquisition price to be paid for such shares, provided, that the amount of such borrowing may not exceed the acquisition price of such shares, and the recipient must provide the Corporation with a copy of the documents executed in connection with such borrowing. Any borrowing made by the recipient of an award pursuant to this paragraph (g) must permit the Corporation to repay the outstanding indebtedness and reacquire the pledged shares in the event of a default by the recipient under the borrowing documents. Nothing in this paragraph (g) shall require the Corporation to repay any indebtedness of a Participant or reacquire shares pledged hereunder.

(h)  Right to Awards.  No employee of the Corporation or other person shall have
     ---------------
any claim or right to be a Participant in this 1996 Plan or to be granted an award hereunder. Neither this 1996 Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the 1996 Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

Section VIII.  Effective Date and Term of this Plan.
               ------------------------------------

Provided there is Stockholder Approval on or before June 14, 1997, the effective date of this 1996 Plan is June 14, 1996 (the "Effective Date") and awards under this 1996 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option or other award may be exercised may extend beyond that time as provided herein.

                            ALPHA INDUSTRIES, INC.
                                     PROXY

The undersigned hereby appoints George S. Kariotis and James C. Nemiah, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Alpha Industries, Inc. to be held on September 14, 1998, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the election of directors, and the proposal to amend the Alpha Industries, Inc. 1996 Long-Term Incentive Plan, as more fully described in the notice of and proxy statement for the meeting, in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND IN FAVOR OF PROPOSAL 2.

                                                                   -----------
     Continued, and to be signed on reverse side                   SEE REVERSE
(Please fill in the reverse side and mail in enclosed envelope)       SIDE
                                                                   -----------
_______________________________________________________________________________
[REVERSE SIDE]

[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSAL 2.

                             WITHHOLD AUTHORITY
                     FOR          FROM BOTH         Nominees:
                BOTH NOMINEES     NOMINEES          George S. Kariotis
1. Election of        [_]           [_]             Timothy R. Furey
    Directors.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

---------------------------------------------

2. Proposal to amend the Alpha Industries, Inc. 1996 Long Term Incentive Plan

                                                  FOR  AGAINST  ABSTAIN
                                                  [_]    [_]      [_]

                                        MARK HERE          MARK HERE
                                        FOR ADDRESS        IF YOU PLAN
                                        CHANGE AND  [_]    TO ATTEND    [_]
                                        NOTE AT LEFT       THE MEETING


Signature: ______________ Date ______ Signature _______________  Date _______
(Signature should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their names when signing)

                              July 27, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, D.C.  20549

     Re:  Alpha Industries, Inc.
          Commission File No. 1-5560
          Definitive Proxy Material
          -------------------------

Ladies and Gentlemen:

     On behalf of Alpha Industries, Inc. (the "Company"), attached hereto for filing with the Securities and Exchange Commission via the EDGAR System is the Company's Definitive Proxy Statement and form of Proxy to be used in connection with the Company's Annual Meeting of Stockholders to be held on September 14, 1998 (the "Annual Meeting").

     The enclosed Proxy Statement includes a proposal to amend the Company's 1996 Long-Term Incentive Plan. The Company intends to register under the Securities Act of 1933, as amended, the additional shares of Common Stock covered by the amendment shortly after the Annual Meeting.

     The enclosed Definitive Proxy Statement and form of Proxy, along with the Company's 1998 Annual Report to Stockholders, will be mailed to stockholders on or around July 30, 1998.

     Copies of the 1998 Annual Report to Stockholders will be submitted to the Securities and Exchange Commission under separate cover.

     If you have any questions regarding the enclosed Definitive Proxy Statement and form of Proxy Statement, please call the undersigned at (617) 856-8313.

                              Very truly yours,

                              BROWN, RUDNICK, FREED & GESMER, P.C.


                              By: /s/Steven R. London
                                  ----------------------------------------------
                                  Steven R. London
SRL: dmv
Enclosures
cc: James C. Nemiah, Esq.